                                                                    Exhibit 10.1
                                                                    ------------

                   R.T.S. RELATIONAL TECHNOLOGY SYSTEMS  LTD.

                      1996 STOCK OPTION AND INCENTIVE PLAN

                                 =============



1.  NAME

    This plan, as amended from time to time, shall be known as the R.T.S. Relational Technology Systems Ltd. 1996 Stock Option And Incentive Plan.

2.  PURPOSE OF 1996 PLAN

    The purpose of the R.T.S. Relational Technology Systems Ltd. 1996 Stock Option and Incentive Plan (the "1996 Plan") is to afford an incentive to officers, directors, employees and consultants of R.T.S. Relational Technology Systems Ltd. (the "Company"), or any subsidiary of the Company which now exists or hereafter is organized or acquired by the Company, to acquire a proprietary interest in the Company, to continue as employees, directors and consultants, to increase their efforts on behalf of the Company and to promote the success of the Company's business. It is further intended that among other options granted some of the options granted by the Committee pursuant to the 1996 Plan shall constitute "incentive stock options" ("Incentive Stock Options" or "ISO") within the meaning of Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), some of the options granted by the Committee pursuant to the 1996 Plan shall constitute "nonqualified stock options" ("Nonqualified Stock Options") and some of the options granted by the Committee shall be102 Stock Options ("102 Stock Options") pursuant to the provisions of Section 102 of the Israeli Income Tax Ordinance (New Version) 1961 and any regulations, rules, orders or procedures promulgated thereunder (together: the "Options") . The Committee may also grant restricted shares ("Restricted Stock") under the 1996 Plan (Restricted Stock together with the Options shall be referred to as: "Options/Shares").

3.  ADMINISTRATION OF 1996 PLAN

    The Board of Directors (the "Board") or a Stock Option Committee (the "Committee") appointed and maintained by the Board shall have the power to administer the 1996 Plan. The Committee shall consist of at least three members who shall serve at the pleasure of the Board, and any member of such Committee shall be eligible to receive Options/Shares under the 1996 Plan while serving on the Committee, unless otherwise specified herein. The Board or the Committee shall have full power and authority: (i) to designate participants; (ii) to designate Options/Shares or any portion thereof as Incentive

    Stock Options, as Nonqualified Stock Options, as Restricted Stock, as 102 Stock Options, or otherwise; (iii) to determine the terms and provisions of respective Option/Shares agreements (which need not be identical) including, but not limited to, the number of Options/Shares in the Company to be granted, provisions concerning the time or times when and the extent to which the Options may be exercised and the nature and duration of restrictions as to transferability or restrictions constituting substantial risk of forfeiture; (iv) to accelerate the right of an optionee to exercise, in whole or in part, any previously granted Option ; (v) to interpret the provisions and supervise the administration of the 1996 Plan; and (vi) to determine any other matter which is necessary or desirable for, or incidental to administration of the 1996 Plan.

    The Board or the Committee shall have the authority to grant in its discretion to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having a purchase price lower than provided in the Option so surrendered and canceled and containing such other terms and conditions as the Board or the Committee may prescribe in accordance with the provisions of the 1996 Plan.

    All decisions and selections made by the Board or the Committee pursuant to the provisions of the 1996 Plan shall be made by a majority of its members except that no member of the Board or Committee shall vote on, or be counted for quorum purposes, with respect to any proposed action of the Board or Committee relating to any Option to be granted to that member. Any decision reduced to writing and signed by a majority of the members who are authorized to make such decision shall be fully effective as if it had been made by a majority at a meeting duly held.

    Each member of the Board or the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him, or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the 1996 Plan unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as directors or otherwise under the articles of association of the Company, any agreement, any vote of stockholders or disinterested directors, or otherwise.

4.  DESIGNATION OF PARTICIPANTS

    The persons eligible for participation in the 1996 Plan as recipients of Options/Shares shall include any employees or former employees of the Company or of any subsidiary of the Company. Except for Incentive Stock Options Directors of the Company or of any subsidiary of the Company who are not employees of the Company or its subsidiaries, and additionally consultants or contractors of the Company or its subsidiaries, shall also be eligible for participation in the 1996 Plan as recipients of Options. A person who has been granted an Option/Share hereunder may be granted additional Options/Shares, if the Board or the Committee shall so determine.

5.  TRUSTEE

    The 102 Stock Options which shall be granted to employees of the Company
    (or if required by law) shall be issued to a trustee nominated by the Board or the Committee (in accordance with the provisions of Section 102) (the "Trustee") and held for the benefit of the optionees for a period of not less than two years (24 months) from the date of grant. The Trustee may also hold in trust any shares issued upon exercise of such 102 Stock Options pursuant to the provisions of Section 102.

    The Trustee shall not use the voting rights vested in any such shares held by the Trustee and shall not exercise said right in any way whatsoever, except in cases when, at his discretion and after consulting with the Committee, the Trustee believes that the said rights should be exercised for the protection of the optionees as a minority among the Company shareholders.

6.  SHARES RESERVED FOR 1996 PLAN

    Subject to adjustment as provided in Paragraph 8 hereof, a total of 140,000 Ordinary Shares, NIS1 par value per share, of the Company ("Shares") shall be subject to the 1996 Plan. The Shares subject to the 1996 Plan hereby are, reserved for sale for such purpose. Any of such Shares which may remain unsold and which are not subject to outstanding options at the termination of the 1996 Plan shall cease to be reserved for the purpose of the 1996 Plan, but until termination of the 1996 Plan the Company shall at all times reserve a sufficient number of shares to meet the requirements of the 1996 Plan. Should any Option for any reason expire or be canceled prior to its exercise or relinquishment in full, the shares therefore subject to such Option may again be subjected to an Option under the 1996 Plan.

7.  OPTION/SHARES  PRICE

    (a) Except for Incentive Stock Options the purchase price of each Share subject to an Option or of each Restricted Stock or any portion thereof shall be determined by the Committee in its sole and absolute discretion in accordance with applicable law, subject to guidelines as shall be suggested by the Board from time to time (but not less than the par value).

    (b) The Option price shall be payable upon the exercise of the Option in cash, by check, or other form satisfactory to the Board or the Committee.

    (c) The proceeds received by the Company from the sale of Options/Shares subject to an Option/Share granted under the 1996 Plan will be added to the general funds of the Company and used for its corporate purposes.

8.  ADJUSTMENTS

    Upon the occurrence of any of the following described events, a grantee's rights to purchase Options/Shares under the 1996 Plan shall be adjusted as hereinafter provided:

    (a) If the Company is separated, reorganized, merged, consolidated or amalgamated with or into another corporation while unexercised /unvested Options/Shares remain outstanding under the 1996 Plan, there shall be substituted for the shares subject to the unexercised /unvested portions of such outstanding Options/Shares an appropriate number of shares of each class of shares or other securities of the separated, reorganized, merged, consolidated or amalgamated corporation which were distributed to the shareholders of the Company in respect of such shares, and appropriate adjustments shall be made in the purchase price per share to reflect such action.

    (b) If the Company is liquidated or dissolved while unexercised/unvested Options/Shares remain outstanding under the 1996 Plan, then all such outstanding Options/Shares may be exercised/vested in full by the optionees/grantees as of the effective date of any such liquidation or dissolution of the Company without regard to the installment exercise provisions of Paragraph 9(b), by the optionees/grantees giving notice in writing to the Company of their intention to so exercise.

    (c) If the outstanding shares of the Company shall at anytime be changed or exchanged by declaration of a stock dividend, stock split, combination or exchange of shares, recapitalization, extraordinary dividend payable in stock of a corporation other than the Company, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of Shares subject to this 1996 Plan or subject to any Options theretofore granted, and the option prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate option price; provided, however, that no adjustment shall be made by reason of the distribution of subscription rights on outstanding stock. Upon the happening of any of the foregoing, the class and aggregate number of shares issuable pursuant to the 1996 Plan (as set forth in paragraph 6 hereof), in respect of which Options/Shares have not yet been exercised/vested, shall be appropriately adjusted.

    (d) Anything herein to the contrary notwithstanding, if prior to the completion of the initial public offering of shares of the Company, all or substantially all of the shares of the Company are to be sold, or upon a -merger or reorganization or the like, the shares of the Company, or any class thereof, are to be exchanged for securities of another company, then in such event, each optionee shall be obliged to sell or exchange, as the case may be, the shares he purchased under the 1996 Plan in accordance with the instructions then issued by the Board.

9.  TERM AND EXERCISE OF OPTIONS/SHARES

    (a) Options shall be exercised by the optionee by giving written notice to the Company, which exercise shall be effective upon receipt of such notice by the Secretary of the Company at its principal office. The notice shall specify the number of Shares with respect to which the Option is being exercised.

    (b) Each Option granted under this 1996 Plan shall be exercisable on the date and for the number of shares as shall be provided in the option agreement evidencing the Option and setting forth the terms thereof. However, (i) no Option shall be exercisable after the expiration of seven (7) years from the date of grant, and (ii) no Incentive Stock Options may be granted to a person who at the time of the grant owns more than 10% of the voting stock of value of the Company.

    (c) Options/Shares granted under the 1996 Plan shall not be transferable by optionees/grantees other than by will or the laws of descent and distribution, and during an optionee's lifetime shall be exercisable only by that optionee.

    (d) Options granted to employees or directors may not be exercised after the termination of employment and/or service as a director unless (i) prior to the date of such termination, the Board or the Committee shall authorize, in the relevant option agreement or otherwise, an extension of the term of all or part of the option beyond the date of such termination for a period not to exceed the period during which the Option by its terms would otherwise have been exercisable, (ii) termination is without Cause (as determined by the Committee) or employee resigns, in which event any Options still in force and unexpired may be exercised within a period of 30 days from the date of such termination, but only with respect to the number of shares purchasable at the time of such termination, (iii) termination is the result of death or disability, in which event any Options still in force and unexpired may be exercised within a period of six (6) months from the date of termination, but only with respect to the number of shares purchasable at the time of such termination, or (iv) termination of employment is the result of retirement under any deferred compensation agreement or retirement plan of the Company or of any subsidiary of the Company or after age 60, while Options granted hereunder are still in force and unexpired, in which case the Board or Committee shall have the discretion to permit any unmatured installments of the Options to be accelerated as for the later of the date of retirement or a date one year following the date of grant, and the Options shall thereupon be exercisable in full without regard to the installment exercise provisions of Paragraph 9(b).

    (e) The holders of Options/Shares shall not be or have any of the rights or privileges of shareholders of the Company in respect of any shares unless and until, following exercise/vesting date but subject always to the provisions of Section 5 above, certificates representing such shares shall have been issued by the Company and delivered to such holders.

    (f) Any form of option agreement authorized by the 1996 Plan may contain such other provisions as the Board or the Committee may, from time to time, deem advisable. Without limiting the foregoing, the Board or the Committee may, with the consent of the optionee/grantee, from time to time cancel all or any portion of any Option then subject to exercise, and the Company's obligation in respect of such Option may be discharged by (i) payment to the optionee of an amount in cash equal to the excess, if any, of the Fair Market Value of the shares at the date of such cancellation subject to the portion of the Option so canceled over the aggregate purchase price of such shares, (ii) the issuance or transfer to the optionee of Shares of the Company with a Fair Market Value at the date of such transfer equal to any such excess, or (iii) a combination of cash and shares with a combined value equal to any such excess, all as determined by the Board or the Committee in its sole discretion.

    (g) Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine from the date on which the award is granted (the "Restricted Period"). The Committee may also impose such other restrictions and conditions on the shares as it deems appropriate including the satisfaction of performance criteria. Certificates for shares of stock issued pursuant to Restricted Stock awards shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares of stock in contravention of such restrictions shall be null and void and without effect. During the Restricted Period, such certificates shall be held in escrow by an escrow agent appointed by the Committee. In determining the Restricted Period of an award, the Committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the awarded shares on successive anniversaries of the date of such award.

          Subject to such exceptions as may be determined by the Committee, if the Grantee's continuous employment with, or performance of, service for, the Company or any Parent or Subsidiary shall cease for any reason prior to the expiration of the Restricted Period of an award, any shares remaining subject to restrictions shall thereupon be forfeited by the grantee and transferred to a Subsidiary at no cost to the Company or such Parent or Subsidiary or shall be converted into a deferred stock.

10. INCENTIVE STOCK OPTIONS

    (a) In case of ISO granted to employees, the aggregate Fair Market Value of Shares (determined as of the date of the grant of the ISO's) with respect to which ISO's are exercisable for the first time by any optionee during any calendar year shall not exceed the limitation provided under Section 422(d) of the Code.

    (b) The options issued as ISOs must be granted within 7 years of the date that the Plan is adopted or the date that the Plan is approved by the stockholders, whichever is earlier.

    (c) Any option issued as an ISO must by its terms be exerciseable only within 10 years of the date that it is granted.

    (d) The option price for any ISO must not be less than the fair market value of the stock at the time that the option is granted. This requirement shall be deemed satisfied if there has been a good faith attempt to value the stock accurately for this purpose.

    (e) The ISO by its terms must be non-transferable other than at death and must be exercisable during the employee's lifetime only by the employee.

11. PURCHASE OF INVESTMENT

    Unless Shares covered by the 1996 Plan have been listed for trade on any stock exchange (of any jurisdiction), or the Company has determined that such registration is unnecessary, each person exercising an Option under the 1996 Plan may be required by the Company to give a representation in writing that he is acquiring such shares for his own account, for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

12. TERM DATE OF 1996 PLAN

    The 1996 Plan shall be effective as of January 1, 1996 and shall terminate on December 31, 2005.All Options not exercised as of December 31, 2005 shall expire.

13. AMENDMENTS OR TERMINATION

    The Board may, at any time and from time to time, amend, alter, or discontinue the 1996 Plan, except that no amendment or alteration shall be made which would impair the rights of the holder of any Options/Shares theretofore granted without his consent.

14. GOVERNMENT REGULATIONS

    The 1996 Plan, and the granting and exercise of Options/Shares hereunder, and the obligation of the Company to sell and deliver shares under such Options/Shares, shall be subject to all applicable laws, rules, and regulations, whether of the State of Israel or of the United States or any other State having jurisdiction over the Company and the optionee including the registration of the shares under the United States Securities Act of 1933, and to such approvals by any governmental agencies or national securities exchanges as may be required.

15. CONTINUANCE OF EMPLOYMENT

    Neither the 1996 Plan nor the option agreement with the optionee shall impose any obligation on the Company or a subsidiary thereof, to continue any optionee/grantee in its employ, and nothing in the 1996 Plan or in any Option/Share granted pursuant thereto shall confer upon any optionee any right to continue in the employ of the Company or a subsidiary thereof or restrict the right of the Company or a subsidiary thereof to terminate such employment at any time.

16. GOVERNING LAW

    This 1996 Plan shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws.

17. TAX CONSEQUENCES

    Any tax consequences arising from the grant or exercise of any Options/Shares, from the payment for shares covered thereby or from any other event or act (of the Company or the optionee) hereunder (including without limitation any tax consequences if for any reason, or by any authority, legal or other, according to any law or regulation, local or foreign, the options or shares of any type or kind granted under this 1996 Plan or any portion thereof, would not constitute or not qualify for any type or kind of tax consequences), shall be borne solely by the optionee. Furthermore, the optionee shall agree to indemnify the Company and the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the optionee/grantee.

18. NON-EXCLUSIVITY OF THE 1996 PLAN

    The adoption of the 1996 Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the 1996 Plan, and such arrangements may be either applicable generally or only in specific cases.

19. MULTIPLE AGREEMENTS

    The terms of each Option/Share may differ from other Options/Shares granted under the 1996 Plan at the same time, or at any other time. The Committee may also grant more than one Option/Share to a given optionee/grantee during the term of the 1996 Plan, either in addition to, or in substitution for, one or more Options/Shares previously granted to that optionee/grantee.